UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

GOODNESS GROWTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 30, 2024, Goodness Growth Holdings, Inc. (the “Company”) entered into a Seventh Amendment to the Credit Agreement by and among the Company and certain of its subsidiaries, the persons from time-to-time party thereto as guarantors, the lenders party thereto, and Chicago Atlantic Admin, LLC, as administrative and collateral agent (the “Seventh Amendment”).

The Seventh Amendment to the Credit Facility extends the maturity date on the Company’s Delayed Draw Loans to June 14, 2024.

This summary of the Seventh Amendment is qualified in its entirety by reference to the full text of the Seventh Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Josh Rosen Appointed Chief Executive Officer

On May 1, 2024, the Board of Directors of the Company appointed Josh Rosen, 51, currently serving as Interim Chief Executive Officer, Interim Chief Financial Officer and Director of the Company, as Chief Executive Officer of the Company, effective immediately.  Mr. Rosen will also continue as the Interim Chief Financial Officer of the Company.

Mr. Rosen is a cannabis industry executive, strategic advisor and business professional with experience in capital markets. Mr. Rosen has served as a director of Goodness Growth since August 2021, and has served as Interim Chief Executive Officer and Interim Chief Financial Officer of Goodness Growth since February of 2023. Mr. Rosen previously served as Interim President of Goodness Growth from December 2022 until his appointment to Interim Chief Executive Officer. Mr. Rosen has served as a Managing Partner of Bengal Capital, a cannabis investment and advisory firm, since December 2020. Mr. Rosen has served as a member of the Board of Body & Mind, Inc. (CS: BAMM), a cannabis company, since February 2023. Through May  2021, Mr. Rosen was a director of 4Front Ventures Corporation (CSE: FFNT); Mr. Rosen was previously Executive Chairman and Chief Executive Officer of 4Front and its predecessor companies, having co-founded 4Front in 2011. Mr. Rosen is on the Board of Manager of Ninety Plus Coffee, LLC, a coffee producer. Earlier in his career, Mr. Rosen held positions at Crystal Rock Capital Management, Credit Suisse and ABN AMRO Bank N.V. (OTCMKTS: AAVMY). Mr. Rosen holds a Bachelor of Arts in Economics and Philosophy from Beloit College.

On August 17, 2021, the Company entered into a consulting agreement with Bengal Impact Partners, LLC (“Bengal”) to serve as a strategic advisor to the Company, as amended December 12, 2022 (as so amended, the “Consulting Agreement”). Mr. Rosen is a managing partner at Bengal and has shared voting and profits interests in the firm. Pursuant to the terms of the Consulting Agreement, the Company paid Bengal a total cash amount of $141,613 cash, including $111,613 during 2022, issued 75,000 five-year warrants to purchase subordinate voting shares with a strike price of $1.62 per share, and issued 75,000 five-year warrants to purchase subordinate voting shares at $1.36 per share. The Company has no additional obligation to compensate Bengal under the Consulting Agreement.

Rosen Employment Agreement

In connection with his appointment as Chief Executive Officer, the Company and Mr. Rosen entered into an employment agreement (the “Rosen Employment Agreement”) effective January 1, 2024.  The Rosen Employment Agreement provides for Mr. Rosen’s appointment to the position of Chief Executive Officer of the Company and for him to continue as the Interim Chief Financial Officer of the Company until the Company hires a Chief Financial Officer.

Mr. Rosen’s base salary under the Rosen Employment Agreement will remain at $300,000, subject to review and adjustment by the Board of Directors of the Company (the “Board”) from time to time.  Pursuant to the Rosen Employment Agreement, Mr. Rosen may also be eligible to earn an annual cash bonus as determined by the Board in its discretion and, subject to the approval of the Compensation Committee of the Board (the “Compensation Committee”), additional equity grants made at the Company’s discretion.  Mr. Rosen will also receive quarterly awards of restricted stock units (“RSUs”) representing shares of the Company’s Subordinate Voting Shares (“Quarterly Equity Awards”), the number of which will be determined by dividing $50,000 by the closing price of the Subordinate Voting Shares on the most recent date prior to the date of grant.  The RSUs will be granted under the Vireo Health International Inc. 2019 Equity Incentive Plan, as amended (the “2019 Plan”), and the RSUs will become vested upon the first to occur of (a) December 31, 2026 (subject to Mr. Rosen’s continued employment through that date), (b) termination of Mr. Rosen’s employment other than for Cause (as defined in the Rosen Employment Agreement) or (c) Mr. Rosen’s resignation from employment for Good Reason (as defined in the Rosen Employment Agreement).

Pursuant to the Rosen Employment Agreement, Mr. Rosen will also be entitled to receive certain transaction related compensation in the event the Company disposes of its New York operations, assets and liability in a transaction that is approved by the Board and that is closed no later than the end of calendar year 2024 (the “NY Disposition”).  Specifically, upon completion of the NY Disposition, should such occur, the Company must pay Mr. Rosen (i) subject to the approval of the Compensation Committee, a grant of one million (1,000,000) RSUs representing the potential to receive 1,000,000 shares of Subordinate Voting Shares granted pursuant to the terms of the 2019 Plan, subject to the terms of the 2019 Plan, and with the same vesting conditions as Mr. Rosen’s Quarterly Equity Awards; and (ii) a bonus payment in the gross amount of $200,000 (the “Cash Bonus”), provided, however, that in the Company’s sole discretion, and subject to approval of the Compensation Committee, all or portion of the Cash Bonus may be substituted with additional RSUs, with such RSUs having value equal to 150% of the portion of the Cash Bonus converted to RSUs.  Mr. Rosen is also entitled to receive certain payments upon termination of his employment subject to the terms and conditions of the Rosen Employment Agreement.  The Rosen Employment Agreement also provides that if Mr. Rosen is able to negotiate what the Board determines, at its sole and absolute discretion, to be a successful workout of the arrangements with the Company’s lender, Chicago Atlantic, prior to 2025, that does not involve a substantial dilution of the equity interest of existing shareholders, the Company may issue Mr. Rosen stock options to purchase up to 500,000 Subordinate Voting Shares, subject to terms and conditions the Compensation Committee deems appropriate, including the vesting schedule and expiration date of such stock options.  Mr. Rosen will also be entitled to participate in the retirement plans, health plans and all other employee benefits made available by the Company.

This summary of the Rosen Employment Agreement is qualified in its entirety by reference to the full text of the Rosen Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Item 7.01.Regulation FD Disclosure

On May 1, 2024, the Company issued a press release announcing Mr. Rosen’s appointment as Chief Executive Officer and the Seventh Amendment, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 1, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODNESS GROWTH HOLDINGS, INC. (Registrant)

	By:	/s/ Josh Rosen
Josh Rosen
Chief Executive Officer and Interim Chief Financial Officer

Date: May 3, 2024